UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2015

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, Philip K. Woodlief was elected by the members of the board of directors (the “Board”) of The Hillman Companies, Inc. (the “Company”) to serve as an independent director of the Company effective immediately.  Mr. Woodlief was also appointed to serve as a member of the audit committee of the Board.

In connection with his election to the Board, Mr. Woodlief received stock options in HMAN Group Holdings, Inc., our ultimate parent company, which will vest over five years.

Philip K. Woodlief

Philip K. Woodlief, age 61, has been an independent financial consultant since 2007 and an Adjunct Professor of Management at Vanderbilt University’s Owen Graduate School of Business since October 2010.  At Vanderbilt, Mr. Woodlief has taught Financial Statement Research and Financial Statement Analysis.  In 2014, he was also an Adjunct Professor at Belmont University, teaching Integrated Accounting Principles.  Prior to 2008, Mr. Woodlief was Vice President and Chief Financial Officer of Doane Pet Care, a billion dollar global manufacturer of pet products.  Prior to 1998, he was Vice President and Corporate Controller of Insilco Corporation, a diversified manufacturer of consumer and industrial products.  Mr. Woodlief began his career in 1979 at KPMG Peat Marwick in Houston, Texas, progressing to the Senior Manager level in the firm’s Energy and Natural Resources practice.  He holds a Masters of Business Administration degree from Indiana University and a Bachelor of Arts Degree in Economics from the University of the South (Sewanee) and he is a certified public accountant (inactive).

A copy of the press release is attached hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	THE HILLMAN COMPANIES, INC.

	By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 17, 2015

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